Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, and No. 333-146761) of Ctrip.com International, Ltd. of our report dated April 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

April 27, 2015

普华永道中天会计师事务所(特殊普通合伙)

PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com